EXHIBIT 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Convertible Secured Promissory Note

$11,000,000.00	November 8, 2016
CPN-2	Denver, Colorado

For value received, MusclePharm Corporation, a Nevada corporation (the “Company”) promises to pay to Ryan Drexler or his assigns (the “Holder”) the principal sum of Eleven Million Dollars ($11,000,000.00), together with interest on the outstanding principal amount at the rate of ten percent (10%) per annum, provided that, upon and during the continuance of any Event of Default (as defined below), the rate of interest shall increase to twelve percent (12%) per annum. Interest shall commence on the Issue Date (as defined below) and shall continue and accrue daily at the applicable rate on the outstanding principal amount until paid in full or converted in accordance with this note (the “Note”). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Accrued and unpaid interest shall be paid by the Company to the Holder in cash on the Maturity Date, provided that any interest not paid when due shall be capitalized and added to the principal amount of this Note and begin to bear interest on the Maturity Date along with all other unpaid principal, capitalized interest and other capitalized obligations hereunder. The “Issue Date” shall be the date on which the Holder remits to the Company or its designees the initial principal amount of this Note.

This Note is secured by a lien on and security interest in all of the assets and properties of the Company, as described in the Amended and Restated Security Agreement of even date herewith by and between the Company and the Holder (the “Security Agreement”).

WHEREAS, the Board of Directors of the Company (the “Board”) has considered the Settlement (as defined below) to address a significant, outstanding contingent liability of the Company; and

WHEREAS, after considering the terms of the Settlement and available alternatives to finance the Settlement, the Board has determined that the Settlement, and the issuance and sale of this Note to fund the Settlement, are necessary and advisable to ensure the Company’s ability to operate as a going concern and thereby protect the interests of the Company and its stockholders;

This Note is subject to the following terms and conditions:

1.                  Maturity.

(a)               Repayment. Unless earlier converted or repaid (as applicable) as provided in Sections 1(b), 2 or 3, all outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) (the “Conversion Amount”) shall be due and payable on November 8, 2017 (as such date may be accelerated, the “Maturity Date”). Notwithstanding the foregoing, at the option and upon the declaration of the Holder and upon written notice to the Company, the entire Conversion Amount shall become due and payable upon an Event of Default. An “Event of Default” shall occur if (i) the Company fails to pay any and all unpaid principal, accrued and unpaid interest and all other amounts owing under the Note when due and payable pursuant to the terms of the Note, provided, however, that an Event of Default shall not be deemed to have occurred on account of a failure to pay due solely to an administrative or operational error of any depositary institution that is crediting by ACH or wiring such payment if the Company had the funds to make the payment when due and payment is received by the Holder within two (2) business days following the Company’s knowledge of such failure to pay; (ii) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors; (iii) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or (iv) the Company breaches any other material term of this Note or the Security Agreement (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the earlier of the date on which (x) the Holder has given notice of such breach to the Company and (y) the Company has actual knowledge of such breach); provided, however, that all obligations under this Note, including without limitation all principal and all accrued and unpaid interest, shall be accelerated, and shall be immediately and automatically due and payable without any notice to the Company or other action, upon the occurrence of any Event of Default described in clause (ii) or (iii) of this sentence.

(b)               Conversion. The Holder may at any time, and from time to time, in the sole discretion of the Holder, upon written notice to the Company, elect to convert all or a portion of the Conversion Amount into shares of the Company’s Common Stock, $0.001 per share (“Common Stock”), at a price per share equal to one dollar and eighty-three cents ($1.83), rounded down to the nearest whole share.

(c)               Change of Control. The Company shall not enter into any agreement that would effect, and shall not effect, any Change of Control (as defined below) unless the Company has provided the Holder with at least fifteen (15) days’ advance written notice of such Change of Control, including the anticipated consideration to be received by the holders of the Company’s Common Stock, and has otherwise provided the Holder with a meaningful opportunity to exercise its conversion rights hereunder prior to the consummation of such Change of Control; provided, that, the Holder shall maintain the confidentiality of any information provided to it pursuant to this paragraph. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, in each case pursuant to which the stockholders of the Company immediately prior to such merger, consolidation or other capital reorganization or business combination transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting capital stock. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation or (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s voting capital stock immediately before such transaction. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction directly or indirectly beneficially own voting capital stock representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

2.                  Mechanics and Effect of Conversion.

(a)               Effectiveness of Conversion. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with respect to that portion of the Conversion Amount being converted, including without limitation the obligation to repay such portion of the principal amount and accrued and unpaid interest. Any interest accrued on the applicable portion of the principal amount of this Note that is not simultaneously converted into Common Stock by reason of such conversion shall be repaid upon demand by the Holder. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(b)               Issuance of Certificates. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

(c)               Fractional Shares. No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount in cash equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

3.                  Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to any fees and expenses due and payable hereunder, then to accrued and unpaid interest, and then the remainder shall be applied to principal. The Company may prepay this Note in whole or in part at any time following at least fifteen (15) and no more than sixty (60) days’ advance written notice to the Holder, provided that the Holder shall retain all rights of conversion until the date of repayment, notwithstanding the pendency of any prepayment notice.

4.                  Adjustment Provisions. If after the Issue Date the Company shall make or issue, or shall fix a record date for the determination of eligible holders of its capital stock entitled to receive, a dividend or other distribution payable with respect to the Common Stock that is payable in securities of the Company, assets (including cash), or rights or warrants to purchase shares of Common Stock or securities convertible into shares of Common Stock (each, a “Dividend Event”), and such dividend or other distribution is actually made, then, and in each such case, the Holder, upon conversion of all or a portion of the Conversion Amount into shares of Common Stock at any time after such Dividend Event, shall receive, in addition to the Common Stock issuable upon such conversion of the Note, the securities or other assets, rights or warrants that would have been issuable to the Holder had the Holder, immediately prior to such Dividend Event, converted such Conversion Amount into Common Stock.

5.                  Covenants.

(a)               Restrictions on Additional Indebtedness and Liens and Subordination. The Company may not incur or suffer to exist any Indebtedness (as defined below) other than Permitted Indebtedness (as defined below) or any Lien (as defined below) other than Permitted Liens (as defined below).

(i)                 “Indebtedness” shall mean any and all indebtedness for borrowed money; all obligations in respect of any deferred purchase price; all obligations in respect of capital leases; all reimbursement obligations in respect of letters of credit, surety bonds and similar instruments; all obligations evidenced by notes, bonds, loan agreements, debentures and similar instruments; and all guarantee obligations and contingent obligations in respect of any of the foregoing.

(ii)              “Permitted Indebtedness” shall mean (a) Indebtedness evidenced by this Note and by that existing Convertible Secured Promissory Note dated December 7, 2015, issued by the Company in favor of the Holder (the “Prior Note”); (b) Indebtedness in respect of taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Company maintains adequate reserves therefor; (c) Indebtedness existing as of the date hereof and set forth on the schedule of Permitted Indebtedness attached hereto, or pursuant to an instrument set forth on such schedule; (d) Indebtedness to trade creditors (including suppliers) incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (e) extensions, refinancings, repayment and renewals of the obligations under the Note or the Prior Note and under any Permitted Indebtedness described in clause (d) above, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company, and (f) Subordinated Indebtedness incurred after the date of this Note and approved by a majority of the Board of Directors of the Company.

(iii)            “Subordinated Indebtedness” means secured and/or unsecured Indebtedness expressly subordinated to the obligations of the Company to the Holder hereunder, under the Prior Note and under the Security Agreement, including in payment and lien priority.

(iv)             “Lien” shall mean any lien, claim, encumbrance or similar interest in or on any asset, including without limitation any security interest or mortgage.

(v)               “Permitted Lien” shall mean (a) Liens securing Indebtedness evidenced by this Note and the Prior Note; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that the Company maintains adequate reserves therefor; (c) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which the Company has established adequate reserves; (d) liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; (e) liens on equipment (including capital leases) to secure purchase money Indebtedness existing as of the date hereof, or any permitted refinancing thereof, so long as such security interests do not apply to any property of the Company other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment, and provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, or refinanced (as may have been reduced by any payment thereon) does not increase; and (f) liens on accounts, inventory, machinery, equipment, instruments, documents, chattel paper, general intangibles and other assets to secure purchase money Indebtedness under agreements set forth on the schedule of Permitted Indebtedness attached hereto.

(b)               Use of Proceeds. The proceeds from the issuance and sale of this Note shall be used only to pay amounts due in connection with the settlement of the Company’s dispute with FHG Corporation d/b/a Capstone Nutrition (the “Settlement”) and as may otherwise be agreed by the Holder and the Company.

6.                  Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7.                  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction other than Section 5-1401 of the General Obligations Law of the State of New York.).

8.                  Jurisdiction. Each of the Company and the Holder irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on the Company or the Holder, as applicable, by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under this Note.

9.                  Waiver of Jury Trial. Each of the Company and the Holder hereby irrevocably waives any and all right to trial by jury in any proceeding.

10.              Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records; provided, that, any notice to the Company by the Holder also shall be provided to the Board of Directors.

11.              Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Holder and each transferee of this Note.

12.              Entire Agreement. This Note, together with the Security Agreement, constitutes the entire agreement between the Company and the Holder pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Company and the Holder are expressly canceled.

13.              Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

14.              Action to Collect on Note. The Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection or enforcement of this Note or any obligation hereunder, including without limitation during or in the context of any bankruptcy, receivership, trusteeship, reorganization or insolvency proceeding or other proceeding under any other law for the relief of, or relating to, debtors, now or hereafter in effect, and all such amounts shall be payable on demand (or, if the Holder is prevented by applicable law from making demand, as and when incurred by the Holder) and, if not paid when due, shall be capitalized and become part of the principal amount of this Note, and interest shall accrue thereon as set forth for other principal amounts under this Note.

15.              Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

16.              Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

17.              Indemnification. The Company shall, to the fullest extent permitted by law, indemnify (but only to the extent of and out of Company assets) the Holder against all reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Holder in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Holder is involved, as a party or otherwise, or with which the Holder may be threatened, arising in connection with this Note, the Prior Note or the Security Agreement (each, an “Action”), except to the extent the same has been finally adjudicated to constitute fraud, gross negligence or willful misconduct of the Holder or a breach by the Holder of this Note, the Prior Note or the Security Agreement. Promptly after receipt by the Holder of notice of the commencement or threatened commencement against it of any third party Action, the Holder will notify the Company. The Company will be entitled to assume the defense of the Action unless the Holder shall have reasonably concluded that a conflict may exist between the Company and the Holder in conducting the defense of the Action. If the Company assumes the defense of any Action in accordance with the provisions of this Section, it will not be liable to the Holder for any legal or other expenses subsequently separately incurred by the Holder in connection with the defense of such Action. The Company shall not be liable for any settlement of a third-party Action effected without its written consent, which consent may not be unreasonably withheld.

18.              Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

17.       Funding Date. This Note has been entered into by the parties on November 8, 2016. On or prior to the fourth business day after the date hereof, the Holder shall remit to the Company or its designees the initial principal amount of this Note.

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IN WITNESS WHEREOF, the Company has caused this Convertible Secured Promissory Note to be executed as of the date indicated herein.

MusclePharm Corporation

By: /s/ Maria Gorecki
Name: Maria Gorecki
Title: General Counsel